SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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CENTRAL ILLINOIS LIGHT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

Dear Shareholders:

The Annual Meeting of Shareholders of Central Illinois Light Company will be held on Tuesday, May 21, 2002, at 1:30 PM, Central Time, at the principal office of the Company, 300 Liberty Street, Peoria, Illinois, in order to:

  1.
  Elect a Board of Directors; and

  2.
  Transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 29, 2002, are entitled to vote at the meeting

By Order of the Board of Directors,

Craig W. Stensland
Secretary

April 15, 2002

    IMPORTANT

    It is important that your shares be represented at the meeting. Please mark, sign, date and return the enclosed proxy promptly in order that your shares will be voted.

PROXY STATEMENT

General

            This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Central Illinois Light Company (the "Company" or "CILCO"), for use at the Annual Meeting of Shareholders to be held on Tuesday, May 21, 2002, at 1:30 PM, Central Time, at the Company's executive offices, 300 Liberty Street, Peoria, Illinois 61602, and any adjournment thereof. The shares represented by your proxy will be voted if the proxy is duly executed and returned prior to the meeting. If no choice has been specified, the persons named in the proxy intend to vote for the election of the nominees listed herein. You may revoke your proxy by a duly executed later proxy, or at any time before it is exercised, by written notice to the Secretary of the Company, received prior to the time of the meeting, or orally at the meeting.

            The expense of the solicitation of proxies is being borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies either personally, or by telephone, e-mail or fax. The Company will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to their principals, the beneficial owners of the stock.

            The annual report on Form 10-K of the Company for the year ended December 31, 2001, is being sent, along with the Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy, to all shareholders of record at the close of business on March 29, 2002, which is the record date for the determination of shareholders entitled to vote at the meeting. These items are to be first mailed to shareholders on April 15, 2002.

Voting Securities and Principal Holders

        On March 29, 2002, the record date for the meeting, the Company had outstanding 191,204 shares of preferred stock, $100 par value; 220,000 shares of Class A preferred stock, no par value; and 13,563,871 shares of common stock, no par value. Each share entitles the holder thereof to one vote upon any matter coming before the meeting, except that, in the election of directors, each shareholder is entitled to cumulate votes and, therefore, may give one nominee as many votes as shall equal the number of directors to be elected multiplied by the number of shares held by such shareholder, or such shareholder may distribute such votes among any two or more nominees by so indicating on the proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

            At March 29, 2002, the following officer of the Company was a beneficial owner of shares of the Company's preferred stock, $100 par value, representing less than .003% of the shares of that class outstanding.

OFFICER	NUMBER OF SHARES
T. S. Romanowski	5

            No other officer or director was the beneficial owner of any shares of the Company's preferred or common stock.

            The following information, regarding beneficial ownership of the Company's equity securities on January 1, 2002, is furnished with respect to each person or group of persons acting together who, as of such date, is shown on the Company's stock records to be the registered owner of more than 5% of any class of the Company's voting securities and no independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	CILCORP Inc. 300 Liberty Street Peoria, IL 61602	13,563,871	(1)	100%

(1)
CILCORP Inc. has sole voting and dispositive power with respect to the common shares. CILCORP Inc. is a wholly-owned subsidiary of The AES Corporation.

Proposal 1: Election of Directors

            Five directors are to be elected at the Annual Meeting to hold office for the ensuing year or until their successors are elected and qualified. All nominees are now serving as directors of the Company and have consented to serve, if elected. To be elected a director, a nominee must be among the five nominees receiving the highest number of votes. The nominees, along with their biographical summaries, are listed below.

            The Board of Directors has no reason to believe that the persons named will not be available, but in the event that a vacancy among the original nominees is occasioned by death or any other reason prior to the meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors.

Scott A. Cisel
Senior Vice President of CILCO
Director of CILCO since 1999

            Mr. Cisel was born at Peoria, Illinois, in 1953. He is a graduate of Culver-Stockton College where he received a bachelor of science degree in business administration and economics. He received a master's degree in liberal studies from Bradley University in 1985. Mr. Cisel joined CILCO in 1975. He was initially employed as a summer meter reader and advanced through various management positions in sales and customer service. He was appointed manager-commercial office in 1981; manager-consumer and energy services in 1984; manager-Agricultural Research and Development Corporation ("ARDC") in 1987; manager-rates, sales and customer service in 1988 and director-corporate sales in 1993. Effective April 1, 1995, Mr. Cisel was elected vice president-sales and marketing and, on November 9, 1995, he became responsible for federal and state governmental and regulatory activities. He became leader of CILCO's sales and marketing business unit in April 1999 and was elected CILCO director in October 1999. He was elected to his current position as senior vice president and leader of CILCO's sales and marketing business unit in April, 2001. Mr. Cisel serves as a trustee of Eureka College and is a member of the board of directors of the Tri-County Urban League. He is active in various professional and civic organizations.

Leonard M. Lee
Chairman of the Board and Chief Executive Officer of CILCO
Director of CILCO since 2001

            Mr. Lee was born at Kankakee, Illinois, in 1958. He received a bachelor of science degree in chemical engineering from Cornell University in 1980. He joined The AES Corporation in 1988. In 1993, Mr. Lee became general manager of the 650 megawatt Central Termica San Nicolas power generation station in Argentina. In 1995, he moved to

Singapore and in 1998 he became group manager of the AES Transpower Group where he was responsible for business development and operations in Australia, Southeast Asia, Korea and Hawaii. In January 2001, Mr. Lee became manager of the AES Great Plains Group in the Central United States. In 2001, Mr. Lee was elected president and director of CILCORP and elected chairman of the board and chief executive officer of CILCO.

James L. Luckey, III
Vice President of CILCO
Director of CILCO since 1999

            Mr. Luckey was born at Ocala, Florida, in 1960. He graduated from City University in Bellevue, Washington, in 1993, with a bachelor of science degree in technology/engineering management. He was elected director and vice president of the Company in December of 1999. In January 2000, Mr. Luckey became plant manager of CILCO's Duck Creek power generation facility. Prior to coming to CILCO, Mr. Luckey had worked with CILCO's parent company, The AES Corporation, at AES Thames. His responsibilities at AES Thames included plant safety, water treatment, budgeting, material handling, and control room operation. Before joining AES in 1988, Mr. Luckey had seven years of experience with the United States Navy in high pressure steam, electric generation and nuclear systems. Mr. Luckey has served on the boards of local community service organizations.

Greg T. Russell
Vice President of CILCO
Director of CILCO since 1999

            Mr. Russell was born at New London, Connecticut, in 1964. He came to CILCO in June of 1999 to become a team leader at CILCO's Edwards power generation facility. In December of 1999, he was elected director and vice president of the Company. In January 2000, Mr. Russell became plant manager for CILCO's Indian Trails cogeneration facility. In June, 2001, he also became plant manager of CILCO's Edwards power generation facility. Prior to coming to CILCO, Mr. Russell had been with CILCO's parent company, The AES Corporation, since 1989. While at AES, he worked at AES Southington, AES Barry Operations and AES Thames. Prior to AES, he worked for General Dynamics Corporation in Groton, Connecticut.

Robert J. Sprowls
President of CILCO
Director of CILCO since 1999

            Mr. Sprowls was born at Kewanee, Illinois, in 1957. He graduated from Knox College in 1979 with a bachelor of arts degree in economics and business administration. He received a master of business administration degree from Bradley University in 1980 with concentration in the areas of finance and accounting. Mr. Sprowls is a certified public accountant and a certified management accountant. He began his career at CILCO in February of 1982 and has served in many financial positions including being elected CILCO treasurer in 1988 and in 1990, treasurer of CILCORP, CILCO's immediate parent. In April 1995, he was elected vice president-strategic services for CILCO and in December 1995 became assistant to the CEO of CILCORP. In August 1996, Mr. Sprowls became vice president and chief financial officer of QST Enterprises Inc., a CILCORP subsidiary, and in April 1997 senior vice president and chief financial officer of QST Enterprises Inc. In August 1998, he became vice president and chief financial officer of CILCO and in March 1999 vice president and business unit leader of CILCO's Energy Delivery Unit. He became director of CILCO in October 1999 and was elected to his present position as CILCO president in April 2001. Mr. Sprowls was elected vice president of CILCORP in October, 1999, and director of CILCORP in May, 2000. He is currently chairman of the board of directors of the Illinois Energy Association and a member of the board of directors of Goodwill Industries of Central Illinois.

Committees and Meetings of the Board of Directors

            The Board of Directors functions as a Committee of the Whole and has no committees. During 2001, the Board of Directors took action, as needed, by unanimous written consent.

Directors' Compensation

            No fees are paid to directors who are officers of the Company.

Executive Compensation

            The following table sets forth the five most highly compensated executive officers plus a former Company president for the years 2001, 2000 and 1999:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Securities Underlying Options(#)(1)	All Other Compensation ($)(2)
Leonard M. Lee(3)	2001	210,000	0	—	238,951	22,150
Chairman & CEO	2000	—	—	—	—	—
	1999	—	—	—	—	—
Paul D. Stinson(4)	2001	12,838	—	—	—	—
Former President	2000	190,000	140,000	926	0	28,450
	1999	185,000	175,000	71,892	14,738	15,966
Robert J. Sprowls	2001	160,000	45,300	—	14,644	2,953
President(5)	2000	157,200	75,000	—	2,000	4,353
	1999	150,997	57,661	—	3,734	57,625
Thomas S. Romanowski(6)	2001	158,700	15,870	—	5,125	4,029
Chief Financial	2000	158,700	39,675	—	—	4,500
Officer & Treasurer	1999	157,470	56,579	—	—	4,286
Scott A. Cisel(7)	2001	145,000	10,000	—	13,724	4,350
Senior Vice President	2000	139,885	32,000	—	1,800	4,197
	1999	135,954	53,394	—	2,636	55,736
James L. Luckey, III(8)	2001	114,000	32,500	486	22,522	13,500
Vice President	2000	98,000	50,000	240	1,057	11,270
	1999	69,000	16,500	3,317	2,906	633

(1)
The number of options shown as compensation as of December 31, 2001, were for services rendered for 2001. Those stock options were awarded by the Compensation Committee of the AES Board of Directors in October 2001.

(2)
For Messrs. Lee and Luckey, this column reports contributions by AES to The AES Corporation's Profit-Sharing and Stock Ownership Plan and the Employee Stock Ownership Plan of AES. For Mr. Lee it also includes allocations to AES's Supplemental Retirement Plan. Specifically, for Mr. Lee in 2001, the amount contributed to The AES Profit-Sharing and Stock Ownership Plan and Employee Stock Ownership Plan was $19,550, and the amount allocated to the Supplemental Retirement Plan was $2,600. For Mr. Luckey, the amount contributed to The AES Profit-Sharing and Stock Ownership Plan and Employee Stock Ownership Plan was $13,500. For Messrs. Cisel, Sprowls and Romanowski amounts shown in this column for 2001 represent employer contributions to the CILCO Employees' Savings Plan. For the CILCO Employees' Savings Plan, the amounts contributed in 2001 were as follows: Mr. Sprowls $2,953; Mr. Cisel $4,350; and Mr. Romanowski $4,029.

(3)
Mr. Lee is a vice president of The AES Corporation, which owns all the outstanding common stock of CILCORP Inc. CILCORP owns all the common stock of Central Illinois Light Company. Mr. Lee became director and president of both CILCO and CILCORP on January 26, 2001, and chairman of the board and chief executive officer of CILCO on April 9, 2001. Mr. Lee provides services to The AES Corporation, CILCO, CILCORP and other AES subsidiaries. Mr. Lee's salary was determined by The AES Corporation. Mr. Lee received additional compensation in connection with his service overseas with AES, and such compensation is not reported in the table.

(4)
Mr. Stinson is a vice president of The AES Corporation. He was president of both CILCO and CILCORP until January 26, 2001. Mr. Stinson's salary was determined by The AES Corporation. His compensation is provided for only the time he served as president of CILCO and CILCORP.

(5)
Mr. Sprowls is a director and vice president of CILCORP and is a director and president of CILCO. The amount noted for his Securities Underlying the Options is determined by The AES Corporation.

(6)
Mr. Romanowski is the chief financial officer and treasurer of CILCO and CILCORP. The amount noted for his Securities Underlying the Options is determined by The AES Corporation.

(7)
Mr. Cisel is a director and senior vice president of CILCO. The amount noted for his Securities Underlying the Options is determined by The AES Corporation.

(8)
Mr. Luckey is a director and vice president of CILCO. The amount noted for his Securities Underlying the Options is determined by The AES Corporation.

Option Grants in Last Fiscal Year

            The following table provides information on options granted for 2001 to the named executive officers.

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to all AES People for Fiscal Year	Exercise or Base Price($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
Leonard M. Lee	238,951	1.17%	$13.19	10/25/11	2,368,004
Paul D. Stinson(3)	—	—	—	—	—
Robert J. Sprowls	14,644	0.07%	$13.19	10/25/11	145,122
Thomas S. Romanowski	5,125	0.03%	$13.19	10/25/11	50,789
Scott A. Cisel	13,724	0.07%	$13.19	10/25/11	136,005
James L. Luckey, III	22,522	0.11%	$13.19	10/25/11	223,193

(1)
All options are for shares of Common Stock of The AES Corporation. Options granted for services performed in 2001 were granted at the fair market value on the date of grant, and vest at the rate of 100% on October 25, 2002.

(2)
The Black-Scholes stock option pricing model was used to value the stock options on the grant date (October 25, 2001). AES's assumptions under this model include an expected volatility of 70.36%, a 4.58% risk free rate of return, no dividends, and a vesting adjustment of 5%. The options have 10 year terms and a one year vest. No adjustments were made for non-transferability or risk of forfeiture.

The
use of such amounts and assumptions are not intended to forecast any possible future appreciation of AES's stock price or dividend policy.

(3)
Mr. Stinson served as president of CILCO and CILCORP only during January 2001 and did not receive any option grants for his performance during that time.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Value

            The following table provides information on option exercises in 2001 by the named executive officers and the value of such officers' unexercised options at December 31, 2001.

Name	Number of Shares Acquired on Exercise	Dollar Value Realized(1)	Number of Securities Underlying Unexercised Options at FY-End Exercisable/ Unexercisable		Dollar Value of Unexercised In-the-Money Options at FY-End Exercisable/ Unexercisable(2)
Leonard M. Lee	80,340	4,197,216	135,396 284,200	/	867,130 755,085	/
Paul D. Stinson	—	—	—		—
Robert J. Sprowls	0	0	2,509 17,869	/	0 46,275	/
Thomas S. Romanowski	0	0	0 5,125	/	0 16,195	/
Scott A. Cisel	0	0	1,878 16,282	/	0 43,368	/
James L. Luckey, III	1,400	41,457	853 25,032	/	0 71,170	/

(1)
The amounts in this column have been calculated based upon the difference between the fair market value of the securities underlying each stock option on the date of exercise and its exercise price.

(2)
The amounts in this column have been calculated based on the difference between the quoted market price of AES's common stock value on December 31, 2001, of $16.35 per share for each security underlying such stock option and the per share exercise price.

(3)
Mr. Stinson served as president of CILCO and CILCORP only during January 2001 and did not receive any option grants for his performance during that time.

Retention Agreements

            The Company has entered into retention agreements with Mr. Sprowls and Mr. Cisel. Both agreements provide that in the event of a termination of employment prior to the second anniversary of the date of the change in control (as defined in the agreement), but in no event later than April 1, 2006, CILCORP Inc., Central Illinois Light Company, or their successor, is obligated to pay termination benefits. Under the agreements, termination benefits include a base salary continuation payment equal to three times base salary if the termination date is within 12 months following the date of change in control and two times base salary if the termination date falls after the first anniversary of the change in control, but before the second anniversary. Payment of base salary will be reduced by any sums paid under CILCO's Involuntary Severance Pay Plan (ISPP). Health care benefits are provided pursuant to the ISPP. In addition to salary payments, both agreements provide, at the discretion of the employee, for the payment by CILCO of the Black-Scholes cash value of previously granted AES stock options. In order to qualify for the base salary continuation payment, the termination must be involuntary or due to material changes in the terms of employment.

Certain Plans

            Benefit Replacement Plan.    The Board of Directors has established a Benefit Replacement Plan (the "Benefit Replacement Plan"). The Benefit Replacement Plan provides for payments to participants from the Company's general funds to restore the retirement benefit under the Company's non-contributory Pension Plan for Management, Office and Technical Employees (the "Pension Plan") when such benefit is restricted by (1) the maximum defined benefit limitation of Section 415(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (2) the indexed compensation limitation of Code Section 401(a)(17), and (3) participation in certain of the Company's deferred compensation plans. The Benefit Replacement Plan generally covers all Pension Plan participants affected by these restrictions and provides for payments consistent with the timing and forms as provided by the Pension Plan.

            Pension Plan.    Pension benefits are provided through the Pension Plan. Pension benefits are determined using a formula based on years of service and highest average rate of monthly earnings for any sixty consecutive month period. The normal retirement age specified in the Pension Plan is age 65. Retirement between the ages of 55 and 62 results in an appropriate reduction in pension benefits.

            The following table shows the aggregate annual benefits payable on a straight life annuity basis upon retirement at normal retirement age under the Pension Plan and under the Benefit Replacement Plan discussed above. The amounts shown are not subject to any deduction for Social Security benefits or other offset amounts other than for an optional survivorship provision.

Pension Plan Table

	Years of Service
Remuneration
	15 years	20 years	25 years	30 years	35 years
$200,000	42,750	57,000	71,250	85,500	99,750
225,000	48,094	64,125	80,156	96,188	112,219
250,000	53,438	71,250	89,063	106,875	124,688
275,000	58,781	78,375	97,969	117,563	137,156
300,000	64,125	85,500	106,875	128,250	149,625
400,000	85,500	114,000	142,500	171,000	199,500
500,000	106,875	142,500	178,125	213,750	249,375

            The sum of annual and long-term compensation shown for the individuals listed in the above Summary Compensation Table is substantially compensation as covered by the Pension Plan and the Benefit Replacement Plan. At January 2002, the credited years of service under the Pension Plan for such individuals are as follows: R. J. Sprowls—18 years, S.A. Cisel—27 years, T. S. Romanowski—30 years. Messrs. Lee, Stinson and Luckey do not participate in the Pension Plan.

Report on Executive Compensation

            The Company's executive officer compensation program is modeled after The AES Corporation compensation program.

            The guidelines for compensation of executive officers are designed by The AES Corporation (AES) to provide fair and competitive levels of total compensation while integrating pay with performance. Executive officers are evaluated annually on the basis of both individual responsibilities and contributions, as well as AES company-wide results in two related areas: (i) corporate culture (or principles) and (ii) business or functional area performance.

            There are three elements in AES's executive officer compensation program, which is consistent with how most people who work for AES are compensated. These elements are base salary, annual incentive compensation and stock option program.

            Base salary is adjusted annually to account for general economic and cost of living changes. Adjustments are also made periodically to recognize significant new or additional responsibilities of individual executive officers. The guidelines provide base salary compensation generally consistent with AES's interpretation of industry averages for individuals with similar responsibility levels.

            Annual incentive compensation is based upon both objective and subjective measures in the areas of corporate culture and business or functional area performance, and generally takes the form of bonuses payable after year-end. With respect to corporate culture, AES's shared principles of fairness, integrity, fun and social responsibility are integral to its operations and serve as its founding principles. These principles apply equally to the internal activities of AES as well as its external relationships. Each executive officer's individual contribution to demonstrating and nurturing these shared values is reviewed and considered as a factor in determining annual incentive compensation. Evaluations in this area are inherently subjective.

            The second area considered in the determination of annual incentive compensation is the individual executive officer's performance with respect to his or her related business responsibilities and/or functional area. Although all aspects of an individual's responsibilities are considered in determining annual compensation, several quantitative measures of annual performance are considered significant, including operating margin improvements, operating reliability, earnings per share contributions, environmental performance, and plant and company-wide safety. The qualitative factors considered significant include business and project development progress, effective strategic planning and implementation, AES company-wide support, understanding of and adherence to AES's values, and community relations and people development.

            Important strategic successes or failures can take several years to translate into objectively measurable results. Annual incentive compensation is not computed using a mathematical formula of pre-determined performance goals and objective criteria. As a result, the ultimate determination of the amount, if any, of annual incentive compensation is made at the end of each year based on a subjective evaluation of several quantitative and qualitative factors, with primary emphasis given this year to those factors listed in the preceding paragraph. There are no targeted, minimum or maximum levels of annual incentive compensation, and such compensation does not necessarily bear any consistent relationship to salary amounts or total compensation.

            The AES stock option program is used to reward people for the corporate responsibilities they undertake, their performance of those duties and to help them to think and act like owners. All executive officers and approximately 28% of the total people in the AES company participate in this program. Stock options are usually granted annually at the market value of the Common Stock on the date of grant and provide vesting periods to reward people for continued service to AES. The determination of the number of options to be granted to executive officers is based upon the same factors as such officer's annual incentive compensation discussed above, with additional consideration given to the number of options previously granted.

            Since 1994, AES has participated in an annual survey conducted by an outside consulting firm which encompasses over 400 public companies. Based in part on the survey results, guidelines were established for suggested ranges of option grants to executive officers as well as the rest of the people at AES. Based on the survey, guideline ranges were established for eligible participants between the 50th and 90th percentile of similar companies. As with annual incentive compensation, the determination of an individual's grant is subjective and, although AES has established suggested guidelines, the grants are not formula-based.

            Total compensation is reviewed to determine whether amounts are competitive with other companies whose operations are similar in type, size and complexity with those of AES, as well as a broad range of similarly sized companies. Comparisons are made with published amounts, where available, and, from time to time, AES also participates in various industry-sponsored compensation surveys in addition to the public-company survey described above. AES also has, in the past, engaged an independent compensation consultant to specifically review the level and appropriateness of executive officer compensation. Other than as described above, AES uses the results of surveys, when available, for informational purposes only and does not target individual elements of or total compensation to any specific range of survey results (i.e., high, low or median) other than the suggested guidelines for stock option grants as discussed in the previous paragraph. Because each individual's compensation is determined, in part, by experience and performance, actual compensation generally varies from industry averages.

            Some executive officers also participate in AES's profit sharing plan (or deferred compensation plan for executive officers) on the same terms as all other people at AES, subject to any legal limitations on amounts that may be contributed or benefits that may be payable under the plan. Matching contributions and annual profit sharing contributions are made with the common stock of AES to further encourage long-term performance. In addition, certain individuals at AES participate in AES's supplemental retirement plan, which provides supplemental retirement benefits to "highly compensated employees" (as defined in the Internal Revenue Code) of any amount which would be contributed on such individual's behalf under the profit sharing plan (or the deferred compensation plan for executive officers) but is not so contributed because of the limitations contained in the Internal Revenue Code.

            In most cases, AES has taken steps to qualify income paid to any officer as a deductible business expense pursuant to regulations issued by the Internal Revenue Service pursuant to Section 162(m) of the Internal Revenue Code with respect to qualifying compensation paid to executive officers in excess of $1 million. Compensation earned pursuant to the exercise of options granted under AES's former stock option plan (which was discontinued in 1991) is not considered for purposes of the $1 million aggregate limit, and exercises under the 1991 Plan are similarly excluded. AES will continue to consider the implications of qualifying all compensation as a deductible expense under Section 162(m), but retains the discretion to pay bonuses commensurate with an executive officer's contributions to the success of AES, irrespective of whether such amounts are entirely deductible.

Independent Public Accountants

            Deloitte & Touche, LLP has been engaged as the Company's independent auditors for 2002. Representatives of Deloitte & Touche LLP will not be present at the annual meeting, will not be making any statements and will not be available to respond to any questions.

            The Securities and Exchange Commission provides in its Auditor Independence Rules that audit and non-audit fees must be disclosed in proxy statements. The following summary outlines fees billed during the year ended December 31, 2001, by Deloitte & Touche LLP.

Principle Accounting Firm Fees

            Aggregate fees billed to the Company during 2001 for fiscal year ending December 31, 2001 by the Company's principal auditing firm, Deloitte & Touche LLP are as follows:

Audit Fees	$265,724
Financial Information Systems Design and Implementation Fees	$0
All other fees	$100,729.83	(1)

(1)
These other fees include costs for: assisting in the filing and review of the Company and its affiliates' tax returns; the Company's transportation fuel strategy; the Company restructuring initiative; services for the Company's distribution sales tariff; and other general matters.

            The board of directors of the Company has considered whether the provision of the above non-audit services by Deloitte & Touche are compatible with maintaining

Deloitte & Touche LLP's independence, and the board has concluded that these services are compatible with maintaining the principal accountant's independence.

CILCO Board of Directors
S. A. Cisel
L. M. Lee
J. L. Luckey, III
G. T. Russell
R. J. Sprowls

Other Matters

            The Board has no knowledge of any business to be presented for consideration at the Annual Meeting other than that discussed above. Should any other business properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in such proxies.

Proposals of Shareholders

            Proposals of shareholders to be presented at the May 20, 2003, Annual Meeting must be received not later than January 17, 2003, if they are to be included in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals received after that date but before April 1, 2003 will not be included in the Company's proxy statement and form of proxy relating to the meeting, and shareholder proposals received after April 1, 2003 will be considered untimely under the rules of the Securities and Exchange Commission governing discretionary voting on matters not covered in a proxy statement. Proposals should be sent to the Secretary, Central Illinois Light Company, 300 Liberty Street, Peoria, Illinois 61602.

By Order of the Board of Directors,

Craig W. Stensland Secretary

April 15, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby appoints R.J. Sprowls, S.A. Cisel and C.W. Stensland attorneys and proxies with power of substitution to each, with authority to vote all shares which the undersigned would be entitled to vote if personally present at the 2002 annual meeting of shareholders of Central Illinois Light Company, or at any adjournment thereof, upon the election of directors as set forth in the notice of meeting and proxy statement dated April 15, 2002, and, in their discretion, upon any other matter which may properly come before the meting. The shares represented hereby will be voted as directed on the reverse of this card.

IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

ACCOUNT NUMBER	PROXY.

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHOULD SIGN. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

TEAR OFF THIS PORTION	DATE:	, 2002	1. Election of Directors

			☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

	SIGNATURE/S		S.A. Cisel, L.M. Lee, J.L. Luckey III, G.T. Russell, R.J. Sprowls

Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

NO POSTAGE REQUIRED IF RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

REMOVE PROXY AT PERFORATION AND RETURN IN ENCLOSED BUSINESS REPLY ENVELOPE.